Exhibit 10.23.1

Execution Version

FIRST AMENDMENT

TO

AMENDED AND RESTATED CRUDE OIL ACQUISITION AGREEMENT

THIS FIRST AMENDMENT TO AMENDED AND RESTATED CRUDE OIL ACQUISITION AGREEMENT (this “Amendment”) dated as of June 28, 2012 (the “Effective Date”) is entered into by and between PBF Holding Company LLC (“PBF”) and Morgan Stanley Capital Group Inc. (“MSCG”), each sometimes referred to herein as a “Party” and, collectively, as the “Parties.”

WHEREAS, PBF and MSCG are parties to that certain Amended and Restated Crude Oil Acquisition Agreement, dated March 1, 2012 (the “Acquisition Agreement”), which amended and restated the Crude Oil Acquisition Agreement (the “Original Agreement”) dated as of May 31, 2011 entered into by MSCG and PBF’s affiliate Toledo Refining Company LLC (“TRC”);

WHEREAS, TRC assigned the Acquisition Agreement to PBF in connection with the amendment and restatement of the Original Agreement;

WHEREAS, PBF and MSCG desire to amend the renewal provisions of the Acquisition Agreement; and

WHEREAS, PBF and MSCG desire to amend the Acquisition Agreement to remove the price adjustment for differences between deemed delivered volumes and actual delivered volumes.

NOW, THEREFORE, in consideration of the premises and the covenants, conditions, and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

ARTICLE 1

DEFINITIONS AND CONSTRUCTION

1.1 Defined Terms. Capitalized terms and references used but not otherwise defined in this Amendment have the respective meanings given to such terms in the Acquisition Agreement.

1.2 Headings. All headings herein are intended solely for convenience of reference and shall not affect the meaning or interpretation of the provisions of this Amendment.

1.3 References. Each reference in the Acquisition Agreement to “this Agreement”, “herein” or words of like import referring to such Acquisition Agreement shall mean and be a reference to the Acquisition Agreement, as amended by this Amendment, and “thereunder”, “thereof” or words of like import shall mean and be a reference to the Acquisition Agreement, as amended by this Amendment. Any notices, requests, certificates and other documents executed and delivered on or after the date hereof may refer to the Acquisition Agreement without making specific reference to this Amendment, but nevertheless all such references shall mean the Acquisition Agreement as amended by this Amendment.

ARTICLE 2

AMENDMENTS TO ACQUISITION AGREEMENT

2.1 Section 2.2 of the Acquisition Agreement is deleted and replaced in its entirety by the following new Section 2.2:

“Renewal Term. Unless either Party provides written notice delivered no later than nine (9) months prior to expiration of the Initial Term (September 30, 2012) requesting termination at expiration of the Initial Term, and absent an Event of Default or Additional

Termination Event that results in an Early Termination Date, this Agreement shall automatically renew upon expiration of the Initial Term and continue in full force and effect thereafter for a period of nine (9) months (such period from the expiration of the Initial Term, a “Renewal Term”). This Agreement shall automatically renew for nine (9) month terms at the conclusion of the first Renewal Term (each such nine (9) month term a Renewal Term); provided, however, that at any time after September 30, 2012 and during any Renewal Term either Party may terminate this Agreement pursuant to a written notice delivered to the other Party no less than nine (9) months prior to the Termination Date designated in such notice, but if an earlier Early Termination Date applies, then this Agreement shall terminate on such Early Termination Date. Notwithstanding termination pursuant to this Section 2.2 the Parties shall perform their obligations relating to termination pursuant to Section 11.”

2.2 The Acquisition Agreement is amended by deleting, in their entirety:

(i) Sections 4.4, 8.3 and 9.1(ii) (and renumbering remaining sub-sections as appropriate); and

(ii) Schedule 10.

2.3 Section 8.1 of the Acquisition Agreement is amended by adding the following before the last sentence:

“For purposes of pricing, the Delivered Volume as of a Delivery Date may be estimated as a ratably delivered volume; provided that an adjustment to the amount paid in respect of such Delivered Volume shall be made under Section 9.1(ii) upon determining the actual Delivered Volume.”

ARTICLE 3

MISCELLANEOUS

3.1 Effective Date. This Amendment shall be effective as of the Effective Date.

3.2 Scope of Amendment. The Acquisition Agreement is amended only as expressly modified by this Amendment. Except as expressly modified by this Amendment, the terms of the Acquisition Agreement remain unchanged, and the Acquisition Agreement is hereby ratified and confirmed by the Parties in all respects. In the event of any inconsistency between the terms of the Acquisition Agreement and this Amendment, this Amendment shall prevail to the extent of such inconsistency.

3.3 Representations and Warranties. Each Party represents and warrants that this Amendment has been duly authorized, executed and delivered by it and that each of this Amendment and the Acquisition Agreement constitutes its legal, valid, binding and enforceable obligation, enforceable against it in accordance with its terms, except to the extent such enforceability may be limited by the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and by general principles of equity.

3.4 No Waiver. Except as expressly provided herein, the execution and delivery of this Amendment shall not be deemed or construed to (i) constitute an extension, modification or waiver of any term or condition of the Acquisition Agreement, (ii) give rise to any obligation on the part of any Party to extend, modify or waive any term or condition of the Acquisition Agreement, or (iii) be a waiver by any Party of any of its rights under the Acquisition Agreement, at law or in equity.

3.5 Reaffirmation. Each Party hereby reaffirms each and every representation, warranty, covenant, condition, obligation and provision set forth in the Acquisition Agreement, as modified hereby.

3.6 Choice of Law. This Amendment shall be subject to and governed by the laws of the State of New York, excluding any conflicts of law, rule or principle that might refer to the construction or interpretation of this Amendment to the laws of another state.

3.7 Severability. If any Article, Section or provision of this Amendment shall be determined to be null and void, voidable or invalid by a court of competent jurisdiction, then for such period that the same is void or invalid, it shall be deemed to be deleted from this Amendment and the remaining portions of this Amendment shall remain in full force and effect.

3.8 Counterparts; Facsimile Signatures. This Amendment may be executed by the Parties in separate counterparts and delivered by electronic or facsimile transmission or otherwise and all such counterparts shall together constitute one and the same instrument.

[Signature Page Follows]

IN WITNESS WHEREOF, the Parties have executed this Amendment effective as set forth herein.

PBF HOLDING COMPANY LLC

By:	/s/ Jeffrey Dill
Name:	Jeffrey Dill
Title:	Secretary

MORGAN STANLEY CAPITAL GROUP INC.

By:
Name:
Title:

[Signature Page to First Amendment to Amended and Restated Acquisition Agreement]

IN WITNESS WHEREOF, the Parties have executed this Amendment effective as set forth herein.

PBF HOLDING COMPANY LLC

By:
Name:
Title:

MORGAN STANLEY CAPITAL GROUP INC.

By:	/s/ MARTIN MITCHELL
Name:	MARTIN MITCHELL
Title:	VICE PRESIDENT

[Signature Page to First Amendment to Amended and Restated Acquisition Agreement]